RULE 10f 3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f 3 Procedures

1. Name of Portfolio/Series Neuberger Berman Real Estate Securities Income Fund Inc.

2.  Name of Issuer U Store It Trust

3.  Date of Purchase October 21, 2004

4.  Underwriter from whom purchased Citigroup Global Markets Inc.

5. Affiliated Underwriter managing or participating in underwriting syndicate: Lehman Brothers Inc.

6.  Is a list of the underwriting syndicates members attached?

	Yes__X_ No____

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase 279,000 shares

8.  Aggregate principal amount of offering 25,000,000 shares

9.  Purchase price net of fees and expenses $16.00

10. Date offering commenced October 21, 2004

11. Offering price at close of first day on which any sales were made
    $16.00

12. Commission, spread or profit: 6.25%		$1.00/share

13. Have the following conditions been satisfied?

a.  The securities are

    part of an issue registered under the Securities Act of 1933 which is being offered to the public;

	Yes__X_ No____

    part of an issue of Government Securities

        Yes____	No____

    Eligible Municipal Securities

        Yes____	No____

    sold in an Eligible Foreign Offering or

        Yes____	No____

    sold in an Eligible Rule 144A offering?

	Yes____	No____



See Appendix B to the Rule 10f 3 Procedures for definitions of the capitalized terms herein.

b. (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer OR

	Yes__X_ No____



    (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

	Yes____	No____



c.  The underwriting was a firm commitment underwriting?

        Yes__X_ No____

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period see Attachment for comparison of spread with comparable recent offerings

        Yes__X_ No____

e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.

        Yes__X_ No____

f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering see below, purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering OR

	Yes__X_ No____



    (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of

	(i)	The principal amount of the offering of such class sold by
		underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
		144Aa1, plus

	(ii)	The principal amount of the offering of such class in any
		concurrent pubic offering?

	Yes___ No____


g. (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale OR

	Yes__X_ No____



    (2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

	Yes___ No____



h. Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?

	Yes__X_ No____



    Approved:		        Date: November 2, 2004


















Attachment
RULE 10f 3 REPORT FORM

Additional Information for paragraph d commission or spread comparable recent offerings:

	  Comparison # 1 	Comparison # 2  	Comparison # 3

Security
	    U Store It Trust	   Thomas                  Gramercy
				   Properties 		   Capital Corp.
				   Group
												Date Offered	10/21/04		10/6/04			7/27/04
Offering Price 	$16			$12			$15
Spread $	$1.00			$0.84			$1.05
Spread %	6.25%			7.0%			7.0%

Type of
Security
	Common Equity IPO	Common Equity IPO	Common Equity IPO

Rating or Quality

Size of Issue	25mm shs		14.286mm shs		12.5mm shs
Total
Capitalization
of Issuer	$551.7mm                $365.6mm		$220.8mm
		eq. cap                 eq. cap			eq. cap



Note:  Minimum of two comparisons must be completed for each purchase.